                                                                Reg. No.

                                       FORM S-8

               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                             Fleet Financial Group, Inc.
                             ---------------------------
                (Exact name of registrant as specified in its charter)


              Rhode Island                             05-0341324
              ------------                             ----------
    (State or other jurisdiction of                   (IRS. Employer
     incorporation or organization)                   Identification No.)


    One Federal Street, Boston, MA                    02110
    ----------------------------------------          -----
    (Address of Principal Executive Offices)          (Zip Code)


                             Fleet Financial Group, Inc.
                             ---------------------------
           Amended and Restated 1992 Stock Option and Restricted Stock Plan
           ----------------------------------------------------------------
                               (Full title of the plan)


                                William C. Mutterperl
                      Senior Vice President and General Counsel
                   Fleet Financial Group, Inc., One Federal Street
                                   Boston, MA 02110
                       ---------------------------------------
                       (Name and address of agent for service)


                                    (617) 292-2000
                                    --------------
            (Telephone number, including area code, of agent for service)


                                   with a copy to:


                          Joanne H. Marcoux, Senior Counsel
                    Fleet Financial Group, Inc., 50 Kennedy Plaza
                                 Providence, RI 02903

                           Calculation of Registration Fee

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             Proposed       Proposed
Title of                     Maximum        Maximum
Securities                   Offering       Aggregate           Amount of
to be         Amount to be   Price Per      Offering            Registration
Registered     Registered    Share*         Price*              Fee

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Common Stock  13,000,000     $51.57         $670,410,000.00     $203,155.00
$.01 par        shares
value(1)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(1)    Including preferred share purchase rights.

* Pursuant to Rule 457(c) and (h)(1), the registration fee is based on the average of the high and low prices of the Registrant's Common Stock reported on the New York Stock Exchange on November 8, 1996.

       PURSUANT TO RULE 429, THE PROSPECTUS FOR USE IN CONNECTION WITH THE SECURITIES COVERED BY THIS REGISTRATION STATEMENT RELATES ALSO TO REGISTRATION STATEMENTS ON FORM S-8, NOS. 33-56061 AND 33-48818.

                                      PROSPECTUS

                                   1,801,751 Shares

                             FLEET FINANCIAL GROUP, INC.
                                     Common Stock
                                    $.01 Par Value

                                     THE OFFERING

       This Prospectus relates to 1,801,751 shares of Common Stock, $.01 par value, of Fleet Financial Group, Inc. (the "Company") purchased or which may be purchased by executive officers of the Company (the "Selling Stockholders") pursuant to stock options granted and restricted stock awarded pursuant to employee benefit plans of the Company and its predecessors. Specific information as to the Selling Stockholders may be found on pages 3 and 4 of this Prospectus. The Company has been informed that said 1,801,751 shares of Common Stock may be offered from time to time publicly by the Selling Stockholders through one or more transactions on a national securities exchange, in the over-the-counter market or through one or more brokers. The shares will be offered at prices prevailing at the time of sale. The market price for the Common Stock on the New York Exchange on November 8, 1996 was $51.57 per share.

       The Selling Stockholders and anyone effecting sales on behalf of the Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended ("Securities Act"), and commissions or discounts given may be regarded as underwriting commissions or discounts under the Securities Act.

       The Company will not receive any of the proceeds from sales by the Selling Stockholders.

                                  ------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  ------------------

                   The date of this Prospectus is November 13, 1996

                                AVAILABLE INFORMATION

       The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the Commission"). Proxy statements, reports and other information concerning the Company can be inspected and copied at the Commission's office at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549 and the Commission's Regional Offices in New York (Suite 1300, Seven World Trade Center, New York, NY 10048) and Chicago (Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661), and copies of such material can be obtained from the Public References Section of the Commission at 450 Fifth Street, N.W., Washington, DC 20549, at prescribed rates. Reports, proxy material and other information concerning the Company also may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, NY 10005. This Prospectus does not contain all information set forth in the Registration Statement and exhibits thereto which the Company has filed with the Commission under the Securities Act, which may be obtained from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, DC 20549, upon payment of the prescribed fees, and to which reference is hereby made.

                   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

       The following documents filed by the Company with the Commission are incorporated in this Prospectus by reference:

       1.     Annual Report on Form 10-K for the year ended December 31, 1995.

       2. Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996.

       3. Current Reports on Form 8-K dated January 17, 1996, January 19, 1996, February 8, 1996, February 21, 1996, March 15, 1996 (as amended by a Form 8-K/A dated April 5, 1996), March 25, 1996, March 26, 1996, March 27, 1996,
April 1, 1996, April 15, 1996, April 17, 1996, May 1, 1996, May 15, 1996 (as
amended by a Form 8-K/A dated August 5, 1996), July 17, 1996, August 15, 1996, August 23, 1996, September 27, 1996 and October 16, 1996.

       4. The description of the Common Stock contained in a Registration Statement filed by Industrial National Company (predecessor to the Company) on Form 8-B dated May 29, 1970, and any amendment or report filed for the purpose of updating such description.

       5. The description of the Preferred Share Purchase Rights contained in the Company's Registration Statement on Form 8-A dated November 29, 1990 (as amended by an Amendment to Application or Report on Form 8-A dated September 6, 1991 and a Form 8-A/A dated March 17, 1995).

       Such incorporation by reference shall not be deemed to specifically incorporate by reference the information referred to in Item 402(a)(8) of Regulation S-K.

       All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of this offering of the Common Stock offered hereby are incorporated herein by reference and such documents shall be deemed to be a part hereof from the date of filing of such documents. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

       ANY PERSON RECEIVING A COPY OF THIS PROSPECTUS MAY OBTAIN, WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST, A COPY OF ANY OF THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN (OTHER THAN THE EXHIBITS TO SUCH DOCUMENTS). REQUESTS SHOULD BE DIRECTED TO THE CORPORATE COMMUNICATIONS DEPARTMENT, FLEET FINANCIAL GROUP, INC., ONE FEDERAL STREET, BOSTON, MA 02110; (617) 292-2000.


                        FLEET FINANCIAL GROUP, INC.

       The Company, a Rhode Island corporation, has its principal executive offices at One Federal Street, Boston, Massachusetts 02110, telephone number
(617) 292-2000. The Company's Common Stock is listed on the New York Stock Exchange under the symbol "FLT."


                           SELLING STOCKHOLDERS

       Set forth below is information as to the Selling Stockholders, the number of shares of Common Stock of the Company beneficially owned, the number of shares which may be offered as set forth on the cover of this Prospectus (assuming certain options are exercised and certain restricted stock awards vest) and the number of shares to be beneficially owned after completion of the offering assuming all shares are sold.

                                                                  Number of
                                                  Number of       Shares To Be
Name and                     Number of Shares     Shares Which    Beneficially
Position with                Beneficially         May Be          Owned After
The Company                  Owned (1)            Offered (2)     Offering (3)
-------------                ----------------     -----------     ------------
Joel B. Alvord                    128,765             72,000         101,765
Chairman

Terrence Murray                   515,048            549,170          68,878
President and Chief
Executive Officer

Robert H. Higgins                 213,890            215,254          31,514
Vice Chairman

Gunnar S. Overstrom, Jr.          204,747             32,000         192,747
Vice Chairman

H. Jay Sarles                     278,834            236,637          67,197
Vice Chairman


                                                                  Number of
                                                  Number of       Shares To Be
Name and                     Number of Shares     Shares Which    Beneficially
Position with                Beneficially         May Be          Owned After
The Company                  Owned (1)            Offered (2)     Offering (3)
-------------                ----------------     -----------     ------------
Michael R. Zucchini               181,527            209,661           6,957
Vice Chairman

David L. Eyles                     75,293             28,333          60,293
Executive Vice
President and Chief
Credit Policy Officer

Eugene M. McQuade                  91,886            123,666           6,286
Executive Vice President
and Chief Financial Officer

William C. Mutterperl              87,842            105,775           - 0 -
Senior Vice President,
Secretary and General
Counsel

Anne M. Slattery                   25,300             37,333             300
Senior Vice President

M. Anne Szostak                    70,646             80,890           2,513
Senior Vice President

Anne M. Finucane                    5,000             18,333           - 0 -
Senior Vice President

Robert B. Hedges                   37,937             14,933          30,337
Senior Vice President

Brian T. Moynihan                  38,555             36,333          15,555
Managing Director,
Strategic Planning and
Corporate Development

Douglas L. Jacobs                  18,600             28,433           - 0 -
Treasurer

Robert C. Lamb, Jr.
Controller and Chief
Accounting Officer                 13,143             13,000           4,143

---------------

(1) Includes shares that may be acquired within 60 days of the date of this Prospectus pursuant to employee stock options.

(2) Includes shares owned that were purchased pursuant to employee stock options granted and restricted stock awarded by the Company and shares that may be purchased or for which restrictions may lapse pursuant to such plans on or before October 31, 1997.

(3) None of the Selling Stockholders shall own 1% or more of the Company's outstanding shares of Common Stock after completion of the offering.

                                 LEGAL MATTERS

       The validity of the shares of Common Stock, including the associated preferred share purchase rights, offered hereby has been passed upon for the Company by Edwards & Angell, One Hospital Trust Plaza, Providence, Rhode Island 02903. V. Duncan Johnson, a partner of Edwards & Angell, is a director of Fleet National Bank, a subsidiary of the Company, and beneficially owns 4,052 shares of Common Stock of the Company.

                                     EXPERTS

       The consolidated financial statements of the Company appearing in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, incorporated by reference herein (and elsewhere in the Registration Statement) have been incorporated by reference herein (and elsewhere in the Registration Statement) in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP refers to changes in the methods of accounting for mortgage servicing rights, investments in debt and equity securities and income taxes.

       The consolidated financial statements of National Westminster Bancorp, Inc. as of December 31, 1995 and 1994 and for each of the years in the three-year period ended December 31, 1995 appearing in the Company's Current Report on Form 8-K dated March 25, 1996, have been incorporated by reference herein in reliance on the report of KPMG Peat Marwick LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP refers to changes in the methods of accounting for investments and accounting for post-retirement benefits other than pensions

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

       The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated in this Registration Statement by reference:

       1.     Annual Report on Form 10-K for the year ended December 31, 1995.

       2. Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996.

       3. Current Reports on Form 8-K dated January 17, 1996, January 19, 1996, February 8, 1996, February 21, 1996, March 15, 1996 (as amended by a Form 8-K/A dated April 5, 1996), March 25, 1996, March 26, 1996, March 27, 1996,
April 1, 1996, April 15, 1996, April 17, 1996, May 1, 1996, May 15, 1996 (as
amended by a Form 8-K/A dated August 5, 1996), July 17, 1996, August 15, 1996, August 23, 1996, September 27, 1996 and October 16, 1996.

       4. The description of the Common Stock contained in a Registration Statement filed by Industrial National Corporation (predecessor to the Registrant) on Form 8-B dated May 29, 1970, and any amendment or report filed for the purpose of updating such description.

       5. The description of the Preferred Share Purchase Rights contained in the Registrant's Registration Statement on Form 8-A dated November 29, 1990 (as amended by an Amendment to Application or Report on Form 8-A dated September 6, 1991 and a Form 8-A/A dated March 17, 1995).

       Such incorporation by reference shall not be deemed to specifically incorporate by reference the information referred to in Item 402(a)(8) of Regulation S-K.

       All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold are incorporated herein by reference and such documents shall be deemed to be a part hereof from the date of filing of such documents. Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

       The validity of the Common Stock, including the associated preferred share purchase rights, offered hereby has been passed upon for the Registrant by Edward & Angell, One Hospital Trust Plaza, Providence, Rhode Island 02903. V. Duncan Johnson, a partner of Edwards & Angell, is a director of Fleet National Bank, a wholly-owned subsidiary of the Registrant, and beneficially owns 4,052 shares of Common Stock of the Registrant.

Item 6. Indemnification of Directors and Officers.

       The Registrant's By-Laws provide for indemnification to the extent permitted by Section 7-1.1-4.1 of the Rhode Island Business Corporation Law. Such section, as adopted by the By-Laws, requires the Registrant to indemnify directors, officers, employees or agents against judgments, fines, reasonable costs, expenses and counsel fees paid or incurred in connection with any proceeding to which such director, officer, employee or agent or his legal representative may be a party (or for testifying when not a party) by reason of his being a director, officer, employee or agent, provided that such director, officer, employee or agent shall have acted in good faith and shall have reasonably believed (a) if he was acting in his official capacity that his conduct was in the Registrant's best interest, (b) in all other cases that his conduct was at least not opposed to its best interest, and (c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. The Registrant's By-Laws provide that such rights to indemnification are contract rights and that the expenses incurred by an indemnified person shall be paid in advance of a final disposition of any proceeding; provided, however, that if required under applicable law, such person must deliver a written affirmation that he has met the standards of care required under such provisions to be entitled to indemnification and provide an undertaking by or on behalf of such person to repay all amounts advanced if it is ultimately determined that such person is not entitled to indemnification. With respect to possible indemnification of directors, officers and controlling persons of the Registrant for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to such provisions, the Registrant is aware that the Commission has publicly taken the position that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.



Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits.

        5     --   Opinion of Counsel Re:  Legality
       23(a)  --   Consent of KPMG Peat Marwick LLP (as to the Registrant)
       23(b)  --   Consent of KPMG Peat Marwick LLP (as to National Westminster
                   Bancorp, Inc.)
       23(c)  --   Consent of Edwards & Angell (included in Exhibit 5)
       24     --   Powers of Attorney (included on signature pages to this
                   Registration Statement)

Item 9. Undertakings.

       The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

       (2) That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                              SIGNATURES AND AMENDMENTS

       Each person whose signature appears below hereby constitutes and appoints the Chairman, the President, any Vice Chairman, the Executive Vice President and Chief Financial Officer or the Secretary of the Registrant, or any one of them, acting alone, as his true and lawful attorney-in-fact, with full power and authority to execute in the name, place and stead of each such person in any and all capacities and to file, an amendment or amendments to the Registration Statement (and all exhibits thereto) and any documents relating thereto, which amendment may make such changes in the Registration Statement as said officer or officers so acting deem(s) advisable.

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Boston, State of Massachusetts on November 6, 1996.

                                       FLEET FINANCIAL GROUP, INC.


                                       By    /s/Terrence Murray
                                         ----------------------------
                                                Terrence Murray
                                                President and Chief Executive
                                                Officer

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 6, 1996.

     /s/Joel B. Alvord                           Chairman and Director
------------------------------
        Joel B. Alvord


     /s/Terrence Murray                          Director, President and
------------------------------                   Chief Executive Officer
        Terrence Murray


     /s/Eugene M. McQuade                        Executive Vice President and
------------------------------                   Chief Financial Officer
        Eugene M. McQuade


     /s/Robert C. Lamb, Jr.                      Controller and Chief
------------------------------                   Accounting Officer
        Robert C. Lamb, Jr.


     /s/William Barnet, III                      Director
------------------------------
        William Barnet, III

     /s/Bradford R. Boss                         Director
------------------------------
        Bradford R. Boss


                                                 Director
------------------------------
        Stillman B. Brown


     /s/Paul J. Choquette                        Director
------------------------------
        Paul J. Choquette


     /s/John T. Collins                          Director
------------------------------
        John T. Collins


                                                 Director
------------------------------
        Bernard M. Fox


     /s/James F. Hardymon                        Director
------------------------------
        James F. Hardymon


     /s/Robert M. Kavner                         Director
------------------------------
        Robert M. Kavner


     /s/Raymond C. Kennedy                       Director
------------------------------
        Raymond C. Kennedy


     /s/Robert J. Matura                         Director
------------------------------
        Robert J. Matura


     /s/Arthur C. Milot                          Director
------------------------------
        Arthur C. Milot


     /s/Thomas D. O'Connor                       Director
------------------------------
        Thomas D. O'Connor


                                                 Director
------------------------------
        Michael B. Picotte

     /s/Lois D. Rice                             Director
------------------------------
       Lois D. Rice


     /s/John R. Riedman                          Director
------------------------------
       John R. Riedman


     /s/John S. Scott                            Director
------------------------------
       John  S. Scott


     /s/Samuel O. Thier                          Director
------------------------------
       Samuel O. Thier


                                                 Director
------------------------------
       Paul R. Tregurtha